LYNCH INTERACTIVE CORPORATION

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, effective as of August 1, 2001, between Lynch Interactive Corporation (the "Company") and John Fikre (the "Executive").

                                R E C I T A L S:
                                 - - - - - - - -

     WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein;

     NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     Section 1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as the General Counsel of the Company and, in such capacity, shall report directly to the Chief Executive Officer and the Board of Directors and shall have such duties as are typically performed by a general counsel of a corporation, together with such additional duties, commensurate with the Executive's position as the General Counsel of the Company, as may be assigned to the Executive from time to time by the Chief Executive Officer or the Board of Directors of the Company (the "Board of Directors").

     Section 2. Term. Unless terminated pursuant to Section 6 hereof, the Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on the first anniversary of the date hereof (the "Initial Term"). Thereafter, the Employment Term shall extend automatically for consecutive periods of one year unless either party shall provide notice of termination not less than sixty (60) days prior to an anniversary date of this Agreement. The Initial Term, together with any extension pursuant to this
Section 2, is referred to herein as the "Employment Term."

     Section 3. Compensation. During the Employment Term, the Executive shall be entitled to the following compensation and benefits:


     (a) Salary. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a salary (the "Salary") of $250,000 per annum with increases, if any, as may be approved in writing by the Board of Directors. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

     (b) Bonus Plan. The Executive shall be eligible to receive an annual cash bonus ("Bonus") which shall be determined under the Company's then current Bonus Plan; provided, however, that Executive shall receive a guaranteed Bonus of $62,500 for the Initial Term.

     (c) Options or Other Equity-Based Incentive Compensation. In addition to the Salary and Bonus, if any, the Executive shall be eligible to participate in any stock option or other equity-based incentive compensation plan or program adopted by the Board of Directors for the benefit of other senior executives of the Company.

     (d) Benefits. In addition to the Salary and Bonus, if any, the Executive shall be entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such senior executives of the Company. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives of the Company in accordance with the Company policy in effect from time to time.

     Section 4. Exclusivity. During the Employment Term, the Executive shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Chief Executive Officer and/or the Board of Directors in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may
(i) participate in the activities of professional trade organizations related to the business of the Company, (ii) engage in personal investing activities and
(iii) engage in bar association activity, provided that activities set forth in these clauses (i) through (iii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

     Section 5. Reimbursement for Expenses. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Company from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

     Section 6. Termination and Default.

     (a) Death. The Executive's employment shall automatically terminate upon his death and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(f) below.

     (b) Disability. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability, the Employment Term shall continue and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 120 days (whether or not consecutive) during any 12-month period during the term of this Agreement, in which event the Executive's employment shall terminate.

     (c) Cause. In the event of termination pursuant to this Section 6(c) for Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this Agreement, "Cause" shall mean: (i) the Executive's failure (except where due to a disability contemplated by subsection
          (b) hereof), neglect or refusal to perform his duties hereunder which failure, neglect or refusal shall not have been corrected by the Executive within 30 days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice shall specifically set forth the nature of said failure, neglect or refusal, (ii) any willful or intentional act of the Executive that has the effect of injuring the reputation or business of the Company or its affiliates in any material respect; (iii) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board of Directors or (B) is the result of the Executive's illness, disability or incapacity (in which event the provisions of Section 6(b) hereof shall control); (iv) use of illegal drugs by the Executive or repeated drunkenness; (v) conviction of the Executive for the commission of a felony; or (vi) the commission by the Executive of an act of fraud or embezzlement against the Company.

     (d) Good Reason. The Executive may terminate his employment for "Good Reason" following a Substantial Breach (as hereinafter defined), but only if such Substantial Breach shall not have been corrected by the Company within thirty (30) days of receipt by the Company of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such resignation. The term "Substantial Breach" means (i) the failure by the Company to pay to the Executive the Salary and Bonus, if any, in accordance with Sections 3(a) and 3(b) hereof; (ii) the failure by the Company to allow the Executive to participate in the Company's employee benefit plans generally available from time to time to senior executives of the Company; or (iii) the failure of any successor to all or substantially all of the business and/or assets of the Company to assume this Agreement; provided, however, that the term "Substantial Breach" shall not include a termination of the Executive's employment hereunder pursuant to Sections 6(b) or (c) hereof. The date of termination of the Executive's employment under this Section 6(d) shall be the effective date of any resignation specified in writing by the Executive, which shall not be less than thirty (30) days after receipt by the Company of written notice of such resignation, provided that such resignation shall not be effective pursuant to this Section 6(d) and the Substantial Breach shall be deemed to have been cured if such Substantial Breach is corrected by the Company during such 30-day period.

     (e) Other Termination. The Executive shall have the right to terminate his employment at any time by giving notice of his resignation other than for Good Reason. The Company may terminate the Executive's employment at any time, with or without Cause.

     (f) Payments. In the event that the Executive's employment terminates for any reason, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary or unreimbursed expenses. Other than a termination pursuant to
          Section 2, in the event the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason, in addition to the amounts specified in the foregoing sentence, (i) the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, for a period of six months following the date of such termination (the "Severance Term") and (ii) to the extent permissable under the Company's health plans, the Executive shall continue to receive any health benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Severance Term. In the event the Executive accepts other employment or engages in his own business prior to the last date of the Severance Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(f) the amounts paid to the Executive in respect of such other employment or business activity. Amounts owed by the Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this Section 6(f), be paid promptly upon any termination.

     (g) Survival of Operative Sections. Upon any termination of the Executive's employment, the provisions of Sections 6(f) and 7 through 18 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

     Section 7. Secrecy and Non-Competition.

     (a) No Competing Employment. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company and its subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending six months after the termination of the Executive's employment hereunder (such period is hereinafter referred to as the "Restricted Period") with respect to any State in which the Company or any of its subsidiaries is engaged in business during the Employment Term, the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity undertaken or expressly contemplated to be undertaken by the Company or any of its subsidiaries or by the Executive at any time during the Employment Term.

     (b) Nondisclosure of Confidential Information. The Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any subsidiaries or affiliates thereof. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

     (c) No Interference. During the Employment Term and Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company or its subsidiaries, or otherwise directly interfere with the relationship of the Company or its subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company or its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent twelve-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries.

     Section 8. Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of
Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

     Section 9. Extension of Restricted Period. In addition to the remedies the Company may seek and obtain pursuant to Section 8 of this Agreement, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof.

     Section 10. Representations and Warranties of the Executive. The Executive represents and warrants to the Company as follows:

     (a) This Agreement, upon execution and delivery by the Executive, will be duly executed and delivered by the Executive and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the performance of this Agreement in accordance with its terms and conditions by the Executive
          (i) requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive. Without limiting the generality of the foregoing, the Executive is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Executive's ability to engage in any business or to solicit or hire the employees of any person.

     The  representations  and  warranties  of the  Executive  contained in this
Section 10 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     Section 11. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate. The Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any party, but in such event such party shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement (except any permitted assignee), or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     Section 12. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

     Section 13. Severability and Governing Law. The Executive acknowledges and agrees that the covenants set forth in this agreement are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     Section 14. Notices. -------

     (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

          (1) if to the Executive, at 28 Perryridge Road, Greenwich, Connecticut 06830 (facsimile: (203) 869-9596), or at such other address or facsimile number as the Executive may have furnished the Company in writing,

          (2) if to the Company, at 401 Theodore Fremd Avenue, New York, New York 10580 (facsimile: (914) 921-6410), marked for the attention of the Chief Executive Officer, or at such other address or facsimile number as it may have furnished in writing to the Executive, or

     (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     Section 15. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

     Section 16. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

     Section 17. Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

     Section 18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          LYNCH INTERACTIVE CORPORATION


                             By: /s/Mario J. Gabelli
                             Name:  Mario J. Gabelli
                             Title: Chief Executive Officer


                                  /s/John Fikre
                                   John Fikre